Exhibit 99.2

CareDx Allenex Conference Call

Wednesday, December 16, 2015

5:00 a.m. PT/2:00 p.m. CET

Operator

Good morning, and welcome to CareDx’s conference call to announce the agreement to acquire Allenex. My name is             and I’ll be your coordinator operator for the call today. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s call. As a reminder, this conference is being recorded today, December 16, 2015. I would now like to turn the conference over to Leigh Salvo, Investor Relations. Please go ahead.

Leigh Salvo

Thank you for participating in today’s call. Joining me from CareDx are Peter Maag, President and Chief Executive Officer and Ken Ludlum, Chief Financial Officer.

Earlier today CareDx announced a Public Offer to acquire Allenex. The release is currently available on the company’s website at www.caredx.com.

Before we begin, I’d like to remind you that management will make statements during this call that include forward-looking statements within the meaning of federal securities laws, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this call that are not statements of historical fact should be deemed to be forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends and our future financial expectations, are based upon our current estimates and various assumptions. These statements involve material risks and uncertainties that could cause actual results or events to materially differ from those anticipated or implied by these forward-looking statements. Accordingly, you should not place undue reliance on these statements. For a list and description of the risks and uncertainties associated with our business, please see our filings with the SEC.

CareDx disclaims any intention or obligation, except as required by law, to update or revise any financial projections or forward-looking statements whether because of new information, future events or otherwise. This conference call contains time-sensitive information and is accurate only as of today’s live broadcast.

I will now turn the call over to Peter Maag. Peter?

Peter Maag

Thanks, Leigh.

Good morning to those of you in the U.S. and good afternoon to those of you in Europe. Thank you all for joining us. We are excited to share the news that we have made an offer to acquire Allenex, a global diagnostics company that develops, manufactures, markets and sells high quality products that facilitate stem cell and solid organ transplantation. This combination allows us to accelerate on our strategy to provide transplant patients access to better care along the pre-/-post transplant continuum.

This announcement really delivers on our strategic growth objectives laid out in the beginning of the year: Grow AlloMap, Develop AlloSure and add inorganic growth.

While both companies have been working successfully independently, largely in different geographies, in many ways, we have also been working in parallel—both dedicated to providing physicians and transplant patients better solutions. As you will hear today, this exciting transformational transaction maximizes the strengths and leadership positions of both companies. We share the same core values on patient centricity and leading with innovation.

On our call today, I’ll first lay out who Allenex is and what they do in order to provide context on this compelling combination. Then, I will outline the strategic merits of this transaction and frame how Allenex fits in our portfolio and our broader vision. Our CFO, Ken Ludlum, will describe the offering to Allenex shareholders and provide some high level commentary on the potential implications to our financials and finally, we will open it up for your questions.

Allenex, headquartered in Stockholm, is a diagnostics company that develops, manufactures, markets and sells high quality products that increase the chance of carrying out successful transplants by facilitating a better match between the donor and the recipient of blood stem cells and organs. The company was founded in 1992 by transplantation physician Olle Olerup. Their current CEO Anders Karlson is an experienced leader in the healthcare industry – we actually know each other from our previous lives at Novartis.

Allenex is a leader in Human Leukocyte Antigen or HLA testing, which detects a genetic marker used to confirm tissue and stem cell compatibility between donors and recipients. The brand is extremely strong in HLA laboratories around the world. The global HLA transplant diagnostics market is currently estimated to be $500 million per year.

Allenex currently has a core product offering in the area; Olerup SSP, a set of HLA typing products used prior to hematopoietic stem cell/bone marrow transplantation and organ transplantation. Allenex also markets XM-ONE®, the first standardized test that quickly identifies the patient’s antigens against HLA Class I, Class II or antibodies against the donor’s endothelium.

Allenex has announced that it will launch QTYPE, an HLA typing solution based on real-time PCR technology (RT-PCR). The solution allows for an automated HLA typing process that is quicker than SSP, allows for faster handling and potentially increased chances of successful transplantation. The value proposition is fast turnaround time and cost effectiveness on a limited number of samples – which is especially important in the solid organ transplantation setting and for small to midsized labs.

Allenex sells its products to Transplant laboratories with a strong focus on Europe and has recently made great efforts to expanding its presence in the US and in international Markets, including emerging growth markets like India and Brazil. It draws on a successful mix of direct and distributor based presence in these markets. The relationships with these labs is deep and has been built over decades.

Allenex has roughly 55 employees with sales conducted through direct sales in Vienna, Austria and West Chester, PA as well as through distributors in close to forty countries. Allenex is a public company traded on the OMX exchange in Stockholm, traded under the ticker symbol ALNX.ST.

Bottom line - Allenex is an ideal strategic fit; complementing CareDx’s strength in transplant patient focus diagnostics and the development of new assays.

So how did this transaction come about? As we have communicated for some time now, one of our strategic goals has been to add momentum through realizing inorganic growth opportunities. Allenex is a natural partner, given their presence and strong reputation in transplantation.

In our many discussions with Allenex, it became clear that we had a lot in common.

•	Both organizations have strong relationships with leading transplant centers. With a complementary call points. Where CareDx calls on the clinician and the patient – Allenex is focused on the laboratories associated with the same transplant centers.

•	Both organizations have a deep understanding of Genomic information in transplant patients. Allenex approaches the pre-transplant HLA matching while we focus on the post-transplant surveillance through gene-expression and next generation sequencing applications.

•	What will glue the companies together is the increasing need for bioinformatic solutions in transplant centers. Providing insights on longitudinal data of the individual patient that spans the pre-post transplant continuum is the future since it is needed to improve long-term outcome in these patients.

While each company has a track record of successful execution on its own, the product and international diversification brings both entities scale and new opportunities to drive growth and create value than either could achieve on its own. Our combined annual revenue is expected to approach $50M in 2016, giving us greater scale and operating leverage. Moreover, the combination drives numerous benefits, and together, we expect to accomplish several key initiatives:

Let me focus on three key value drivers:

First, our complementary product portfolio and product development pipeline will enable us to expand our addressable markets. The pre-transplant market, which Allenex’s solutions address, is estimated to be approximately $500M and the post-transplant market, which CareDx addresses, is estimated to be greater than $1B. So combined, we have a bigger than $1.5B market opportunity.

As a combined entity, we have core products with the Ollerup SSP line and AlloMap that build the foundation of our transplant presence. The clinical value and brands of these products are well established.

With QType and AlloSure we have 2 launch products based on exciting new technologies (PCR and clinical grade Next Generation Sequencing). While the Allenex team has done a laudable job with launch preparation, with our existing PCR expertise at CareDx, we believe we can add substantial value to the launch of QType on the instrumentation and software side.

Second value driver – is something that we are really excited about: how we will be able to connect these products and their output data together through bioinformatics. Allenex has built a relationship with Conexio, a leading provider of Bioinformatics in transplantation. We hope to foster and elevate this relationship to a completely different level. CareDx’s long standing relationship in Next Generation Sequencing with Illumina could be helpful as well. I am confident that the combined entity will be a much more sought after partner in the field of transplantation, further driving the Transplant Eco-system that John Sninsky, our Chief Scientific Officer has outlined in previous communications.

The third value driver is obvious: The combined entity expands the commercial infrastructure with established direct and distributor networks and geographic diversification to support cross selling opportunities for our core and future launch products throughout North America and Europe, including an extensive distributor channel distribution network in Asia, Latin America and the Middle East.

As have become more familiar with the team at Allenex we also feel that there is a tremendous cultural fit between the organization, centered around the dedication to patient management solutions and cohesion that you find in smaller, dedicated companies. Even combined, the 150 or so staff, will maintain this entrepreneurial spirit and patient focus.

Furthermore with our combined capabilities in clinical and regulatory, we expect to rapidly advance these opportunities and continue to innovate. We are adding to our Lab Service model an expertise of supplying ready-made kits in an environment that will be most likely exempt from the upcoming LDT/CLIA/FDA regulations. We see this as an opportunity to provide a unique value proposition to patients, clinicians and transplant labs.

Finally, the combined company will have an improved financial profile from day one with anticipated pro forma revenues approaching $50 million in 2016. Since Allenex has been a profitable enterprise, we anticipate an acceleration of our operating profitability. Our operating cash flow development will depend on the launch success of QType and AlloSure – with QType offering a faster road to profitability then AlloSure as we are still investing into significant clinical trials.

All of this translates into a company with enhanced flexibility to support future growth opportunities.

Personally, I have lived through a few integration experiences and have learned a lot from them. What is nice here, that we really have complementary companies so the need for realizing synergies and having new headcount targets is not needed. The opposite might be the case – we might develop a series of partnerships that allow us to leverage the combined capabilities in a new way.

You will see from the deal structure that we are adding 3 significant shareholders to the CareDx shareholder list and potentially add an international shareholder component to our mix. We welcome the strengthening of our shareholder base very much and are excited to see the company grow from that perspective as well.

In summary, we are in excited and confident that the combination of our two companies will enhance our leadership position in the field of transplantation, enabling us to now address an international market along the entire pre- /- post-transplant continuum. We share a focused innovation platform to exploit market opportunities, accelerate product development and improve pre- and post-transplant patient outcomes.

I will now turn the call over to Ken to provide a summary of the offering and some general financial implications to CareDx.

Ken Ludlum

Thank you, Peter.

The terms of the offer include an agreement with the three major shareholders of ALLENEX that collectively own about 78% of the shares of ALLENEX. These shareholders have agreed to sell their shares as part of a formal tender offer to all ALLENEX shareholders, which is planned for February in Sweden. In exchange for their shares, these majority shareholders have agreed to sell their shares of Allenex for a combination of cash and stock of CareDx, with a portion of their cash payments to be contingent on the Company reaching certain commercial and financial milestones.

With this purchase agreement now in place, we will proceed to file a formal prospectus with the Swedish Financial Supervisory Authority, in mid-January. After approval, the tender offer can commence and should be completed by the end of February. Final closing should occur in March.

The purchase price of ALLENEX will be made in Swedish Kroner at the equivalent of approximately $35 million U.S. dollars. ALLENEX minority shareholders will have a choice between receiving all cash consideration or a consideration mix of cash and stock of CareDx. If all of the minority shareholders choose to receive the cash consideration alternative, CareDx expects to pay 77% of the total consideration in cash and 23% in shares of CareDx common stock, or $23 million dollars and approximately two million shares of common stock.

Because Allenex minority shareholders will have also a choice to receive all cash consideration, the exact amounts of cash and stock will be determined by the response to the tender offer.

After the closing of this transaction, which we expect to occur towards the end of March, CareDx expects to have about $15 million in the treasury. CareDx will finance this acquisition with a debt facility of up to $50 million provided by Oberland Capital. $16 million of those proceeds will be used to pay down our existing term loan with East West Bank. The remainder will be used to finance the transaction. So the $16.5 million remaining from the new loan together with cash from our balance sheet will be used to pay for the cash portion of the purchase.

ALLENEX had the equivalent of approximately $15 million in product sales in 2014 and $11.8 million in product sales for the first nine months of 2015.

Allenex is a profitable company. Net Earnings were $1 million for 2014 and approximately $1.1 million for the first nine months of 2015 with an operating margin of 15%. This compares to CareDx’s 2014 product sales of almost $26 million and nine months revenues of $21.5 million. If you annualize each company’s nine month results, combined annual revenues would be $45 million.

We expect management at ALLENEX will stay in place and we are looking forward to putting in place plans and strategies to capitalize on cross selling and expanding each company’s presence in their respective European and U. S. markets. Given the complementarity of the business this acquisition will not require cost reductions to achieve efficiencies. It rather builds on each company’s existing presence, as well as people and strengths which will be used to help the other expand into new geographic markets and strengthen the overall presence in transplant centers around the world.

CareDx common shares outstanding will increase from 12 million to approximately 13.3 million, causing a dilution of about 11% to existing holders. In exchange, combined revenues of CareDx increase roughly 50%, and the net loss should decrease. Obviously leverage will increase and interest costs are expected to be approximately $3.5 million a year. ALLENEX does have about $11 million in debt that is staying in place, most of it from Danske Bank, at very favorable terms and interest costs, mostly about 3%.

With that, I’d like to turn the call back to Peter.

Peter Maag

We have great respect for the Allenex team and all that they have accomplished. We recognize that achieving all of the benefits of this combination will take careful planning, execution and leadership – and we look forward to working together to achieve that.

I want to close by again expressing how excited I am by this combination which offers an opportunity to deliver longitudinal clinical data and comprehensive patient surveillance solutions. Today’s announcement represents a significant team effort by many individuals within CareDx and Allenex, and I’d like to recognize and thank all involved in getting us this far. We are excited about the opportunity for our expanded team to begin working together to capitalize on the many significant opportunities I’ve described. We look forward to the results of these efforts and the benefit to our physician customers, the patients they serve and to our shareholders.

With that, we’d now like to open the call up to questions. Operator?

AFTER Q&A:

Peter Maag

Thank you, we look forward to updating you on our progress.